Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of The Newhall Land and Farming Company on Form S-8 of our report dated January 15, 2002, appearing in the Annual Report on Form 10-K of The Newhall Land and Farming Company for the year ended December 31, 2001.

/S/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 10, 2002